UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2004

SBS Technologies, Inc.
(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

2400 Louisiana Blvd., NE AFC Bldg. 5-600
Albuquerque, New Mexico 87110
(Address of principal executive offices) (Zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2004, the Management Development & Compensation Committee of the Board of Directors of SBS Technologies, Inc. (the "Company") approved stock option grants to certain executive officers of the Company as noted below. The option grants were issued to encourage the executive officers to continue to grow shareholder value through revenue and earnings growth of the Company.

Name	Position	Shares
Clarence W. Peckham	Chief Executive Officer	50,000
David H. Greig	President and Chief Operating Officer	30,000
James E. Dixon, Jr.	Executive Vice President and Chief Financial Officer	30,000
Bruce E. Castle	Vice President, General Counsel & Secretary	15,000

Each of the options were granted in accordance with the terms of the Company's 1993 Director and Officer Stock Option Plan (Plan).  The options expire 10 years from the date of grant, vest ratably over a period of three years from the date of grant and immediately prior to a change in control of the Company, and are priced at $13.00 per share, the closing price on December 10, 2004. A copy of the form of option agreement for option grants to executive officers of SBS under the 1993 Director and Officer Stock Option Plan is attached hereto as Exhibit 10.ck.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.ck *	Form of Option Agreement for option grants to executive officers of SBS Technologies, Inc. under the 1993 Director and Officer Stock Option Plan.
* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: December 30, 2004

EXHIBIT INDEX
Exhibit Number	Description

10.ck *	Form of Option Agreement for option grants to executive officers of SBS Technologies, Inc. under the 1993 Director and Officer Stock Option Plan.

* Also provided in PDF format as a courtesy